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LYNCH INTERACTIVE
CORPORATION

                                                                   Press Release
                                                           For Immediate Release

                          LYNCH INTERACTIVE CORPORATION
                ANNOUNCES ONE-FOR-ONE HUNDRED REVERSE STOCK SPLIT

RYE, New York, November 3, 2005 - Lynch Interactive Corporation (AMEX:LIC) announced that at a special meeting of its Board of Directors today, the Board approved an amendment to the company's Restated Certificate of Incorporation to effect a one-for-one hundred reverse stock split. This reverse split was approved by the stockholders at their annual meeting on October 31, 2005. Its effect will be to reduce the number of shareholders of record below 300 so that the company can delist from the American Stock Exchange and deregister its shares under the Securities Exchange Act of 1934, thus "going dark". The amendment is expected to be effective on or about November 10, 2005. The consideration for holders of less than one hundred shares of stock is expected to be the greater of $29 per share or 120% of the average closing prices over the twenty days on which shares were traded immediately prior to the effective date.


                                * * * * * *

Contact: John A. Cole
         Vice President, Corporate Development,
         General Counsel and Secretary
         914/921-8821

Release: 05-14